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                                                                       EXHIBIT 2








                              GENERAL MEMORANDUM OF

                                  UNDERSTANDING


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BETWEEN THE UNDERSIGNED:


1. ELECTRAFINA, a corporation under Belgian law with stated capital of BEF 13,692,135,813 and registered office in B-1000 BRUSSELS, 24, avenue Marnix, registered in the Commercial Register of Brussels under No. 3,902, represented by Mr. Thierry de Rudder and Mr. Didier Bellens, duly authorized for the purpose of these presents, and any other company of its group to which PETROFINA shares may be transferred in the meantime and for which it acts as a guarantor (hereinafter referred to as "ELECTRAFINA"),

2. FIBELPAR, a corporation under Belgian law with stated capital of BEF 22,968,750,000 and registered office in B-6280 LOVERVAL, 12, rue de la Blanche Borne, registered in the Commercial Register of Charleroi under No. 139,774, represented by Mr. Gilles Samyn, duly authorized for the purpose of these presents, and any other companies among its group to which PETROFINA shares may be transferred in the meantime and for which it acts as a guarantor (hereinafter referred to as "FIBELPAR"),

3. TRACTEBEL, a corporation under Belgian law with stated capital of BEF 30,204,546,074 and registered office in B-1000 BRUSSELS, 1, Place du Trone, registered in the Commercial Register of Brussels under No. 38,296, represented by Mr. Philippe Bodson and Mr. Jacques Laurent, duly authorized for the purpose of these presents, and any other companies among its group to which PETROFINA shares may be transferred in the meantime and for which it acts as a guarantor (hereinafter referred to as "TRACTEBEL"),

4. ELECTRABEL, a corporation under Belgian law with stated capital of BEF 82,970,232,342 and registered office in B-1000 BRUSSELS, 8, Boulevard du Regent, registered in the Commercial Register of Brussels under No. 267,922, represented by Mr. Jean-Pierre Hansen and Mr. Emmanuel van Innis, duly authorized for the purpose of these presents, and any other companies among its group to which PETROFINA shares may be transferred in the meantime and for which it acts as a guarantor (hereinafter referred to as "ELECTRABEL"),

5. AG 1824, COMPAGNIE BELGE D'ASSURANCES GENERALES, a corporation under Belgian law with stated capital of BEF 2,708,177,981 and registered office in B-1000 BRUSSELS, 53, Boulevard Emile Jacqmain, registered in the Commercial Register of Brussels under No. 345,622, represented by Mr. Maurice Lippens and Mr. Herman Verwilst, duly authorized for the purpose of these presents, and any other companies among its group to which PETROFINA shares may be transferred in the meantime and for which it acts as a guarantor (hereinafter referred to as "AG 1824"),



                      (hereinafter collectively referred to as the "COMPANIES"),



                                                         PARTY OF THE FIRST PART



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AND

TOTAL, a corporation under French law with stated capital of FFR 12,216,658,800 and registered office in France, in PUTEAUX (Hauts-de-Seine), 24, Cours Michelet, registered in the Commercial and Company Register under No. 542,051,180, represented by Mr. Thierry DESMAREST acting in his capacity of Chairman of the Board of Directors and duly authorized for the purpose of these presents (hereinafter referred to as "TOTAL"),



                                                        PARTY OF THE SECOND PART


                           (the Companies and TOTAL are hereinafter collectively
                                                  referred to as the "PARTIES"),


WHEREAS:


1. The Companies are shareholders of PETROFINA, a corporation under Belgian law with stated capital of BEF 43,605,279,966 divided into 23,459,772 shares without par value, to which could be added 511,255 shares that might be created by the exercise of various warrants issued by PETROFINA, admitted to the official listing of the Brussels Stock Exchange and other financial stock exchanges, with registered office in B-1040 BRUSSELS, 52, rue de l'Industrie, registered in the Commercial Register of Brussels under No. 227,597 (hereinafter referred to as "PETROFINA").

2. The number of PETROFINA shares held by the Companies on the date of these presents is as follows:

         5,304,018 shares held by ELECTRAFINA;

         1,518,218 shares held by FIBELPAR;

         1,275,772 shares held by TRACTEBEL;

         1,241,000 shares held by ELECTRABEL;

         275,182 shares held by AG 1824;

         i.e., a total of 9,614,190 PETROFINA shares (hereinafter collectively referred to as the "SHARES").

3. The Parties have sought a mutual rapprochement in order to implement industrial synergies between TOTAL and PETROFINA. For this purpose, TOTAL will acquire the Shares held by the Companies. This acquisition will take the form of contributions in kind, subject to French law, and will be compensated by new shares of TOTAL ("NEW TOTAL SHARES") under the terms and conditions described below, whereby the Companies will become shareholders of TOTAL as a result of these contributions.



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         As soon as the contributions, which are the subject of the
         Contribution Agreement, have been made, TOTAL will file a notice of a public exchange offer ("OPE") for the entirety of the shares and, if necessary, PETROFINA securities equivalent thereto within the meaning of Article 1, ss. 3 of the Royal Decree of November 8, 1989, which are not owned by the Companies, under the same terms as those offered to the Companies.

         These operations fall within the scope of an industrial combination between TOTAL and PETROFINA and the purpose of this Memorandum is to clarify this scope.


  NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:


  TITLE I - IMPLEMENTATION OF COMBINATION TRANSACTIONS


  ARTICLE 1.   SIGNATURE OF AGREEMENT BETWEEN THE PARTIES FOR CONTRIBUTIONS
               IN KIND


  1.1 To implement the first stage of the industrial combination described above, the parties are signing today the Contribution Agreement attached as Exhibit 1 (hereinafter referred to as "CONTRIBUTION AGREEMENT").

  1.2 The Board of Directors of TOTAL called a Combined General Meeting of its shareholders November 30, 1998, notably to approve the contribution transaction by the Companies and the corresponding increase in TOTAL's capital under the terms of the notice of meeting, which is attached to these presents as Exhibit 2. The Board of Directors furthermore decided the launching of the OPE and has delegated the necessary powers to its Chairman to implement it.

  1.3 The report by the Board of Directors of TOTAL to the General Meeting of its shareholders, in which it recommends, in particular, the approval described in Paragraph 1.2 above, is attached to these presents as
         Exhibit 3.

  1.4 The parties agree that in the event that the General Meeting of the shareholders of TOTAL should fail to approve by February 17, 1999, the contributions and the corresponding compensation set forth in the Contribution Agreement, TOTAL shall pay to the Companies a non-revisable sum of US$ 100,000,000, exclusive of any other sum whatsoever, in consideration of the immobilization of the shares, which are the subject of the Contribution Agreement. This sum is to be distributed among them in proportion to the PETROFINA shares to be contributed by each. This clause shall not be construed as a right to a penalty for any of the parties.


  ARTICLE 2.  LAUNCHING OF AN OPE BY TOTAL FOR THE PETROFINA SHARES

  2.1 As soon as the contributions, which are the subject of the Contribution Agreement, have been made, TOTAL will file the notice and documents with the Belgian Banking and Finance Commission, as specified in Articles 4 and 5 of the Royal Decree of November 8, 1989, regarding take-over bids and changes in the control of companies, required to launch an OPE for the entirety of the shares forming the capital of PETROFINA that are not owned by the Companies and, if required, securities equivalent thereto within the meaning of



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         Article 1, ss. 3 of the Royal Decree of November 8, 1989, that are not owned by the Companies.

  2.2 Within the context of the OPE, two (2) common PETROFINA shares contributed to the OPE are planned to be exchanged for nine (9) new common TOTAL shares with dividend rights as of January 1, 1998 (i.e., providing the right to all dividends paid for fiscal year 1998). TOTAL shall have the right to the dividends paid for fiscal year 1998 by PETROFINA, except for a unique interim dividend for fiscal year 1998 of BEF 460 per share of PETROFINA to be decided by the Board of Directors for the benefit of its shareholders, or any other equivalent formula for the shareholders' benefit.

         The terms of the OPE to be launched shall be the same as those for the contributions made in accordance with the Contribution Agreement.

  2.3 The opening of this OPE will be subject to the approval by the Belgian Banking and Finance Commission and the competent European Authorities under (EC) Council Regulation No. 4064/89 regarding control of concentration operations between enterprises and by the competent American authorities under the American Hart-Scott-Rodino Antitrust Improvements Act.


  ARTICLE 3.  FAILURE OF CONDITIONS PRECEDENT AND CONSULTATION AMONG THE PARTIES

  The approvals by the competent European authorities under (EC) Council Regulation No. 4064/89 regarding control of concentration operations between enterprises and by the competent American authorities under the Hart-Scott-Rodino Antitrust Improvements Act must be obtained within a period of 3 months from the date when said authorities are notified of the operation. TOTAL shall complete such notifications by December 18, 1998 at the latest. If at the end of these 3 months, the concentration has not been authorized, the commitments by the Companies shall remain in effect for an additional period of one month. At the end of this one-month period, the commitments by the Companies shall become null and void due to failure of the conditions precedent unless, upon a good faith consultation, the Companies and TOTAL reach an agreement no later than fifteen days prior to the expiration of this one-month period regarding the deadline for obtaining the approval by said authorities. Assuming such an agreement, the Companies' commitments will remain in full effect.


  TITLE II - ORGANIZATION OF SYNERGIES BETWEEN TOTAL AND PETROFINA


  ARTICLE 4.  GENERAL POLICY OF THE NEW GROUP ESTABLISHED BY TOTAL AND PETROFINA

  As soon as the contribution in kind has been completed and TOTAL has obtained control of PETROFINA within the meaning of Belgian Accounting Law, the following actions shall be taken:



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  4.1    TOTAL shall implement a global development strategy that will profit from the resources of PETROFINA and its group. To this end, TOTAL is planning jointly to manage with PETROFINA their refining-distribution assets in order to optimize the advantages of the two entities in Europe. In particular, TOTAL shall ensure the continuation of the large Belgian industrial sites of Anvers and Feluy and pursue the necessary investments.

  4.2 To better reflect the alliance between the two entities, TOTAL shall propose to the first General Meeting of its shareholders following the closing of the OPE to change the name "TOTAL" to a new name: "TOTAL FINA".

  4.3 PETROFINA shall remain an entirely separate legal structure with its own corporate bodies and general management. The registered office of PETROFINA shall remain in Brussels. Furthermore, the seats of the operational general management of TOTAL FINA refining-distribution and petrochemicals shall be located in Brussels. Mr. Francois CORNELIS shall be appointed Member and Vice-Chairman of the Executive Committee of TOTAL FINA.

  4.4 The Board of Directors of PETROFINA shall be composed of 7 members appointed by TOTAL and 5 members appointed by the ELECTRAFINA Group.The Board of Directors of PETROFINA shall be chaired by Baron A. FRERE. Two Managing Directors shall be initially appointed: Mr. Francois CORNELIS and Mr. Jean-Paul VETTIER.

  4.5 With respect to labor issues, the planned combination will be the subject of major consultation and will depend on the development prospects of the new group. In particular, a joint policy of stock ownership and stock options will be implemented for the employees of TOTAL FINA following a study of the different systems currently in place at the TOTAL and PETROFINA companies.


  ARTICLE 5.      TRANSFER

  TOTAL shall not transfer the PETROFINA shares contributed by the Companies in any form whatsoever for a period of two years from the date when such contributions are made.


  TITLE III - MISCELLANEOUS PROVISIONS


  ARTICLE 6.  CONFIDENTIALITY

  Subject to the information to be provided in connection with the OPE prospectus or Document E approved by the Commission of Stock Exchange Operations (Commission des Operations de Bourse), the Parties shall keep the existence of this Memorandum of Understanding as well as its terms and conditions strictly confidential. Consequently, the Parties shall not disclose any information pertaining thereto to anyone whatsoever without the prior written agreement by the Parties, except as required by law or by the applicable regulations. However, the Parties shall provide this document and any other documents showing the value of the securities, which are the subject of the offer, to CBF if CBF requires them to do so.



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  ARTICLE 7.   TERM

  This Memorandum of Understanding, with respect to its Articles 4 and 6, is entered into for a period of five (5) years from the date of signature of these presents and may be renewed by tacit agreement for successive periods of one (1) year, respectively.

  Any party that does not intend to continue to be bound at the end of a period in progress as set forth in this Article shall notify the other Parties of its decision by registered mail with return receipt requested no later than three
(3) months before expiration of the period in progress.


  ARTICLE 8.   NOTIFICATION

  Any notification or communication that may become necessary in the context of this Memorandum of Understanding shall be sent by registered mail with return receipt requested and shall become effective on the date of receipt, or on the date of mailing if the text is previously sent by fax or telex. Said notifications shall be mailed to the following addresses, unless changes are made, which shall be notified as indicated above:

         For ELECTRAFINA:

              24, avenue Marnix
              B 1000 BRUSSELS
              Attention: Mr. Thierry de Rudder


         For FIBELPAR:

              12, rue de la Blanche Borne
              B 6280 LOVERVAL
              Attention: Mr. Gilles Samyn


         For TRACTEBEL:

              1, Place du Trone
              B 1000 BRUSSELS
              Attention: Mr. Emmanuel van Innis


         For ELECTRABEL:

              8, boulevard du Regent
              B 1000 BRUSSELS
              Attention: Mr. Willy Bosmans



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         For AG 1824:

              53 Bd. Emile Jacqmain
              B 1000 BRUSSELS
              Attention: Mr. Jean-Marie Moreels


         For TOTAL:

              Tour TOTAL
              24 Cours Michelet
              La Defense 10
              92 069 PARIS La Defense Cedex
              Attention: Mr. Robert Castaigne


  ARTICLE 9.   APPLICABLE LAW

  The present Memorandum of Understanding shall be subject to French law.


  ARTICLE 10.  DISPUTES

  Any disputes that may arise between the Parties concerning the validity, interpretation, or execution of this Memorandum of Understanding shall be definitively settled pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbiters appointed in accordance with these Rules. The place of arbitration shall be in Paris and the language of the proceedings shall be French. The court of arbitration will not be able to rule on an amicable composition


  ARTICLE 11.  FINAL PROVISIONS

  In the event that there are discrepancies between the provisions of this Memorandum of Understanding and any of the provisions contained in its Attachments, the provisions of the Memorandum of Understanding shall prevail.



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  Done in Brussels
  December 1, 1998
  in 7 originals



  ELECTRAFINA                                             FIBELPAR
  Represented by                                          Represented by

  [signatures]                                            [signature]
  Mr. Thierry de Rudder                                   Mr. Gilles Samyn
  Mr. Didier Bellens



  TRACTEBEL                                               ELECTRABEL
  Represented by                                          Represented by

  [signatures]                                            [signatures]
  Mr. Philippe Bodson                                     Mr. Jean-Pierre Hansen
  Mr. Jacques Laurent                                     Mr. Emmanuel van Innis



  AG1824                                                  TOTAL
  Represented by                                          Represented by

  [signatures]                                            [signature]
  Mr. Maurice Lippens                                     Mr. Thierry Desmarest
  Mr. Herman Verwilst





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